As filed with the Securities and Exchange Commission on January 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3336783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Sonim Technologies, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Peter Liu

Chief Executive Officer

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

(650) 378-8100

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

William N. Haddad, Esq.

Kirill Y. Nikonov, Esq.

Venable LLP

151 W. 42nd Street, 49th Floor

New York, NY 10036

(212) 307-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Sonim Technologies, Inc., a Delaware corporation (“Registrant”), relating to 549,193 additional shares of its common stock, $0.001 par value (the “Common Stock”), issuable to eligible employees, directors and consultants of Registrant and its affiliates under Registrant’s 2019 Equity Incentive Plan, as amended (the “2019 Plan”). Registrant’s Form S-8 Registration Statements filed with the U.S. Securities and Exchange Commission on May 14, 2019 (File No. 333-231457), June 9, 2020 (File No. 333-239033), April 6, 2022 (File No. 333-264161), November 14, 2022 (File No. 333-268320), May 16, 2023 (File No. 333-271972), September 29, 2023 (File No. 333-274794), and January 29, 2024 (File No. 333-276754) (collectively, the “Prior Registration Statements”) relating to the 2019 Plan are each incorporated by reference herein. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of the Common Stock issuable under the 2019 Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description	Schedule Form	File Number	Incorporated by Exhibit Reference	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-38907	3.1	May 17, 2019

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, effective September 15, 2021	8-K	001-38907	3.1	September 15, 2021

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective July 17, 2024	8-K	001-38907	3.1	July 18, 2024

4.4	Amended and Restated Bylaws of the Registrant, as amended and restated as of June 14, 2024	8-K	001-38907	3.1	June 14, 2024

5.1	Opinion of Venable LLP					X

23.1	Consent of Moss Adams LLP, independent registered public accounting firm					X

23.2	Consent of Venable LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (reference is made to the signature page hereto)					X

99.1	Sonim Technologies, Inc. 2019 Equity Incentive Plan, as amended and restated as of January 1, 2025, and forms of agreements thereunder					X

107	Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on January 10, 2025.

SONIM TECHNOLOGIES, INC.

By:	/s/ Clayton Crolius
Name:	Clayton Crolius
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Peter Liu and Clayton Crolius, and each of them, and as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Hao Liu	Chief Executive Officer and Director	January 10, 2025
Hao (Peter) Liu	(Principal Executive Officer)

/s/ Clayton Crolius	Chief Financial Officer	January 10, 2025
Clayton Crolius	(Principal Financial and Accounting Officer)

/s/ James Cassano	Director	January 10, 2025
James Cassano

/s/ Mike Mulica	Chairman of the Board and Director	January 10, 2025
Mike Mulica

/s/ Jack Steenstra	Director	January 10, 2025
Jack Steenstra

/s/ Jeffrey Wang	Director	January 10, 2025
Jeffrey Wang

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